UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 1000 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 797-2900

Conyers Park II Acquisition Corp.

999 Vanderbilt Beach Rd., Suite 601

Naples, FL 34108

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered

Shares of Class A common stock, $0.0001 par value per share	ADV	The NASDAQ Stock Market LLC

Warrants	ADVWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless the context otherwise requires, “we,” “us,” “our,” “Advantage” and the “Company” refer to Advantage Solutions Inc., a Delaware corporation (f/k/a Conyers Park II Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below), and ASI Intermediate Corp., a Delaware corporation (f/k/a Advantage Solutions, Inc., a Delaware corporation), and its consolidated subsidiaries prior to the Closing. Unless the context otherwise requires, references to “Conyers Park” refer to Conyers Park II Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement (as defined below) in the Section entitled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference.

Item 1.01.	Entry into Material Definitive Agreement.

As disclosed under the section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 110 of the definitive proxy statement (as amended and supplemented, the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2020 by Conyers Park, now known as Advantage Solutions Inc., the Company entered into an Agreement and Plan of Merger, dated as of September 7, 2020 (as amended, modified, supplemented or waived, the “Merger Agreement”), with CP II Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Conyers Park (“Merger Sub”), Advantage Solutions Inc., a Delaware corporation, now known as ASI Intermediate Corp. (“Advantage Interco”), and Karman Topco L.P., a Delaware limited partnership (“Topco”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Advantage Interco with Advantage Interco being the surviving company in the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On October 27, 2020, Conyers Park held a special meeting of stockholders (the “Special Meeting”), at which the Conyers Park stockholders considered and adopted, among other matters, a proposal to approve the business combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, following the Special Meeting, on October 28, 2020 (the “Closing Date”), the Transactions were consummated (the “Closing”).

Item 2.01 of this Current Report on Form 8-K (this “Report”) discusses the consummation of the Transactions and the entry into agreements relating thereto and is incorporated herein by reference.

Item 2.03 of this Report discusses the entry by Advantage Sales & Marketing Inc. (“ASM”) into the New Term Loan Facility and the New Revolving Credit Facility (as defined below) and other agreements relating thereto and the issuance of the Notes (as defined below) by Advantage Solutions FinCo LLC (“Finco”), a newly formed limited liability company formed under the laws of Delaware and a direct subsidiary of ASM, and which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, on October 27, 2020, Conyers Park held the Special Meeting, at which the Conyers Park stockholders considered and adopted, among other matters, a proposal to approve the Merger Agreement and the Transactions. On October 28, 2020, the parties consummated the Merger.

Holders of 32,114,818 shares of Conyers Park’s Class A common stock sold in its initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Conyers Park’s initial public offering, calculated as of two business days prior to the consummation of the business combination, which was approximately $10.06 per share, or $323.1 million in the aggregate.

As a result of the Merger, among other things, pursuant to the Merger Agreement, Conyers Park issued to Karman Topco L.P. (“Topco”), as sole stockholder of Advantage prior to the Merger, an aggregate consideration equal to (a) 203,750,000 shares of Conyers Park Class A common stock, and (b) 5,000,000 shares of Conyers Park Class A common stock, which will remain subject to forfeiture unless and until vesting upon the achievement of a market performance condition described further in the Proxy Statement. Additionally, the 11,250,000 shares of Conyers Park Class B common stock, par value $0.0001 per share, held by Conyers Park II Sponsor LLC (the “Sponsor”) automatically converted to shares of Class A common stock.

In September 2020, Conyers Park entered into subscription agreements (collectively, the “Subscription Agreements”) pursuant to which certain investors agreed to subscribe for shares of Conyers Park’s Class A common stock at a purchase price of $10.00 per share. The purchasers under the Subscription Agreements, other than the Sponsor and participating equityholders of Topco (the “Advantage Sponsors”) and their affiliates, agreed to purchase an aggregate of 50,000,000 shares of Class A common stock. Certain of the Advantage Sponsors or their affiliates and the Sponsor agreed to purchase an aggregate of 20,000,000 shares of Class A common stock, or, in their sole discretion, up to 45,000,000 shares in the event Conyers Park’s public stockholders exercised their redemption rights in connection with the Merger and in order to meet the minimum cash condition specified in the Merger Agreement (collectively, the “PIPE Investment”).

At the Closing, the Company consummated the PIPE Investment and issued 85,540,000 shares of its Class A common stock for aggregate gross proceeds of $855.4 million.

After giving effect to the Transactions, the redemption of public shares as described above, and the consummation of the PIPE Investment there are currently 318,425,182 shares of the Company’s Class A common stock issued and outstanding. The Company’s Class A common stock and warrants commenced trading on the Nasdaq Stock Market LLC (“NASDAQ”) under the symbols “ADV” and “ADVWW”, respectively, on October 29, 2020, subject to ongoing review of the Company’s satisfaction of all listing criteria following the business combination.

As noted above, an aggregate of $323.1 million was paid from the Company’s trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance immediately prior to the Closing of approximately $131.2 million remained in the trust account. The remaining amount in the trust account was used to fund the business combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Conyers Park was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions and the benefits of the Transactions, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which the Company operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the Company. Factors that may impact such forward-looking statements include:

•	the COVID-19 pandemic and the measures taken to mitigate its spread including its adverse effects on the Company’s business, results of operations, financial condition and liquidity;

•	developments with respect to retailers that are out of the Company’s control;

•	changes to labor laws or wage or job classification regulations, including minimum wage, or other market-driven wage changes;

•	the Company’s ability to continue to generate significant operating cash flow;

•	consolidation of the Company’s clients’ industries creating pressure on the nature and pricing of its services;

•	consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships;

•	the Company’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change;

•	client procurement strategies putting additional operational and financial pressure on the Company’s services;

•	the Company’s ability to effectively remediate material weaknesses and maintain proper and effective internal controls in the future;

•	potential and actual harms to the Company’s business arising from the matter related to the April 2018 acquisition of Take 5 Media Group;

•	the Company’s ability to identify attractive acquisition targets, acquire them at attractive prices, and successfully integrate the acquired businesses;

•	the Company’s ability to hire, timely train, and retain talented individuals for its workforce, and to maintain its corporate culture as it evolves;

•	the Company’s ability to avoid or manage business conflicts among competing brands;

•	difficulties in integrating acquired businesses, including Daymon;

•	the Company’s substantial indebtedness and our ability to refinance at favorable rates;

•	limitations, restrictions, and business decisions involving the Company’s joint ventures and minority investments;

•	exposure to foreign currency exchange rate fluctuations and risks related to the Company’s international operations;

•	the ability to meet applicable listing standards following the consummation of the transactions contemplated by the Merger Agreement;

•	the risk that the Transactions disrupt current plans and operations of the Company as a result of the announcement and consummation of the transactions contemplated by the Merger Agreement;

•

the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	costs related to the Transactions;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other political, economic, business, and/or competitive factors;

•	other factors disclosed in this Report; and

•	other factors beyond the Company’s control.

The forward-looking statements contained in this Report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Transactions and the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement in the Section entitled “Information About Advantage” beginning on page 185 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the Section entitled “Risk Factors” beginning on page 66 thereof and are incorporated herein by reference.

Financial Information

The financial information of the Company is described in the Proxy Statement in the Sections entitled “Advantage’s Selected Historical Financial Information” and “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 247 and 250 thereof, respectively, and are incorporated herein by reference.

The financial information of Conyers Park is described in the Proxy Statement in the Sections entitled “Conyers Park’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Conyers Park’s Selected Historical Financial Information” beginning on pages 180 and 245 thereof, respectively, and are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to the financial information of the Company and Conyers Park, and are incorporated herein by reference.

Properties

As of June 30, 2020, the Company operated more than 100 offices, primarily in the United States and Canada. The Company leases all of our properties, except for a property in Connecticut and another property in Kansas, which the Company owns. Leases on these offices expire at various dates from 2020 to 2028, excluding any options for renewal. The Company’s corporate headquarters are located in Irvine, California.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our Class A common stock immediately following consummation of the Transactions by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Class A common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our Class A common stock is based on 318,425,182 shares of Class A common stock issued and outstanding immediately following consummation of the Transactions, including the redemption of public shares as described above, and the consummation of the PIPE Investment.

Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Number of Shares of Class A common stock	Percent Owned
Company Directors and Named Executive Officers Post-business combination:
Tanya L. Domier	—	—
Brian Stevens	—	—
Jill Griffin	—	—
Ronald Blaylock	25,000	*
Cameron Breitner	—	—
Beverly F. Chase	—	—
Virginie Costa	—	—
Ryan Cotton	—	—
Timothy J. Flynn (2)	15,290,000	4.8%

Tiffany Han	—	—
James M. Kilts	—	—
Elizabeth Munoz	—	—
Brian K. Ratzan	—	—
Jonathan D. Sokoloff (2)	15,290,000	4.8%
David J. West	—	—
All directors and executive officers post-business combination as a group (15 individuals)	15,315,000	4.8%
Five Percent Holders:
Karman Topco L.P. (3)	203,750,000	64.0%
Conyers Park II Sponsor LLC(4)	18,483,333	5.8%

* Less than 1%.

(1)

Unless otherwise noted, the business address of each of the following entities or individuals is c/o Advantage Solutions, Inc., 18100 Von Karman Avenue, Suite 1000, Irvine, California 92612; provided, however, that the business address of each of Messrs. Kilts, West and Ratzan is c/o Conyers Park II Acquisition Corp. 999 Vanderbilt Breach Rd., Suite 601 Naples, Florida 34108.

(2)

Consists of shares of Class A common stock that were purchased in the PIPE Investment by Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Green Funds”), including shares of Class A common stock that such Persons purchased related to redemptions in connection with the business combination. Voting and investment power with respect to the shares held by the Green Funds is shared among such Persons. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such Persons. Karman Coinvest is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and an entity controlled by equity funds managed or advised by CVC Capital Partners. Messrs. Sokoloff and Flynn may be deemed to share voting and investment power with respect to such shares due to their positions with affiliates of the Green Funds, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(3)

The board of directors of Topco, currently consisting of Cameron Breitner, Tanya Domier, Timothy Flynn, Jonathan Sokoloff, Ryan Cotton and Tiffany Han, exercises voting and dispositive power with respect to these securities. No person or entity has the right to appoint a majority of Topco’s directors. Excludes 5,000,000 Performance Shares (as described in the Proxy Statement) that Topco will not be able to vote or sell immediately after the Closing.

(4)

Includes 7,333,333 shares which may be purchased by exercising warrants that will be exercisable within 60 days. There are five managers of the Sponsor’s board of managers, including Kilts, West and Ratzan. Each manager has one vote, and the approval of three of the five members of the board of managers is required to approve an action of the Sponsor. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Sponsor. Based upon the foregoing analysis, the Sponsor has determined that no individual manager of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

The beneficial ownership of the equity securities of Topco is as set forth starting on page 307 of the Proxy Statement.

Directors and Executive Officers

The Company’s directors and executive officers upon the Closing are described in the Proxy Statement in the Section entitled “Management After the Business Combination” beginning on page 208 thereof and that information is incorporated herein by reference.

Executive Compensation

Executive Compensation

The executive compensation of the Company’s named executive officers and directors is described in the Proxy Statement in the Section entitled “Executive Compensation of Advantage” beginning on page 217 thereof and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

Reference is made to the disclosure set forth under Item 5.02 of this Report relating to the executive officers of the Company. None of our officers currently serves, and in the past year none have served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement in the Section entitled “Certain Relationships and Related Person Transactions” beginning on page 310 thereof and are incorporated herein by reference.

In connection with the Transactions, Conyers Park engaged Centerview Partners LLC (“Centerview Partners”) as an advisor. Pursuant to the engagement, Centerview Partners was to be paid an aggregate of up to $10.0 million upon the Closing. At the Closing, Conyers Park paid the amounts due to Centerview Partners and such engagement was terminated in full at such time. Certain of our directors are partners at Centerview Capital Consumer, which is associated with Centerview Partners, and certain partners of Centerview Partners are partners (either directly or indirectly) in the ultimate general partner and the manager of Centerview Capital Consumer’s investment funds, and serve on Centerview Capital Consumer’s investment committee. The payment of the transaction fee was approved by Conyers Park’s audit committee and the Conyers Park Board in accordance with Conyers Park’s related persons transaction policy.

Director Independence

An “independent director” is defined generally as a person that, in the opinion of the Board, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has determined that each member of the Board, other than Ms. Domier, is an independent director under applicable SEC and NASDAQ rules.

Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described or incorporated by reference above under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

A copy of the Corporate Governance Guidelines is available on the Company’s investor relations website (https://ir.advantagesolutions.net/) under the link “Corporate Governance.” The contents of the Company’s website are not incorporated by reference in this Report or made a part hereof for any purpose.

Committees of the Board of Directors

The Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors, subject to an exemption for controlled companies (as defined under the rules of NASDAQ). Our audit committee is composed solely of independent directors. So long as we are a controlled company, we may rely upon the exemption from the requirement that each of our compensation committee and nominating and corporate governance committee be composed solely of independent directors.

Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website (https://ir.advantagesolutions.net/).

Audit Committee

The members of our audit committee are Mses. Costa and Munoz and Mr. Blaylock, and Ms. Costa serves as chair of the audit committee. Each member of the audit committee is financially literate and the Board has determined that Ms. Costa qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

Compensation Committee

The members of our compensation committee are Ms. Chase and Messrs. Breitner, Flynn and Ratzan, and Ms. Chase serves as chair of the compensation committee.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Messrs. Breitner, Sokoloff, Cotton and West, and Mr. Breitner serves as chair of the nominating and corporate governance committee.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement titled “Information About Advantage—Legal Proceedings” beginning on page 204, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Price Range of Securities and Dividends

The market price of and dividends on Conyers Park’s common equity, warrants and units and related stockholder matters is described in the Proxy Statement in the Section entitled “Price Range of Securities and Dividends” beginning on page 303 thereof and that information is incorporated herein by reference. In addition, the following table sets forth the high and low sales prices per share of Class A common stock, per public warrant and per unit as reported on NASDAQ for the periods from July 18, 2019 through October 28, 2020.

Class A Common Stock		Warrants		Units
High	Low	High	Low	High	Low
$ 12.08	$8.05	$2.89	$0.01	$13.74	$9.29

The Company’s Class A common stock and warrants commenced trading on NASDAQ under the symbols “ADV” and “ADVWW,” respectively, on October 29, 2020, subject to ongoing review of the Company’s satisfaction of all listing criteria following the business combination, in lieu of the Class A common stock and warrants of Conyers Park. Conyers Park’s units ceased trading separately on NASDAQ on October 28, 2020.

Holders of Record

As of the Closing Date and following the completion of the Transactions, the redemption of public shares as described above the redemption of public shares as described above, and the consummation of the PIPE Investment the Company had 318,425,182 shares of the Class A common stock outstanding held of record by 50 holders and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement in the Section entitled “Proposal No. 4—The Incentive Plan Proposal” beginning on page 153 thereof, which is incorporated herein by reference. As described below, the Advantage Solutions Inc. 2020 Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by Conyers Park’s stockholders at the Special Meeting.

Reference is made to the disclosure described in the Proxy Statement in the Section entitled “Proposal No. 5—The Employee Purchase Plan Proposal” beginning on page 159 thereof, which is incorporated herein by reference. As described below, the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by Conyers Park’s stockholders at the Special Meeting.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report relating to the issuance of the Company’s Class A common stock in connection with the Transactions, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The Company’s securities are described in the Proxy Statement in the Section entitled “Description of Securities” beginning on page 292 thereof and that information is incorporated herein by reference. As described below, the Company’s second amended and restated certificate of incorporation was approved by Conyers Park’s stockholders at the Special Meeting and became effective on the Closing Date.

The following description of certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws is qualified in its entirety by the copies thereof which are filed as Exhibits 3.1 and 3.2 to this Report and incorporated herein by reference. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware law.

Annual Stockholder Meetings

Our second amended and restated certificate of incorporation and amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Effects of Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our second amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our Class A common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as our Class A common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Class A common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Classified Board of Directors

Our second amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, the second amended and restated certificate of incorporation provides that, directors may only be removed from our board of directors with cause and by the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding shares of stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote, at an annual or special meeting of stockholders, of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Our second amended and restated certificate of incorporation provides that Topco (together with its affiliates, subsidiaries, successors and assigns (other than the Company and its subsidiaries)), any of its direct transferees, any of their respective affiliates or successors, and any group as to which such persons or entities are a party, does not constitute an “interested stockholder” for purposes of this provision.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our second amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our second amended and restated certificate of incorporation provides that, without limiting the rights of any holders of our preferred stock, directors may only be removed from our board of directors with cause and by the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding shares of stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our second amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

Our second amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

The second amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by a resolution adopted by our Board of Directors and not by our stockholders or any other person or persons. The second amended and restated certificate of incorporation and amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in the amended and restated bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the second amended and restated certificate of incorporation provides otherwise. The second amended and restated certificate of incorporation precludes stockholder action by written consent.

Supermajority Provisions

Our second amended and restated certificate of incorporation and amended and restated bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with Delaware law, our second amended and restated certificate of incorporation or the Stockholders Agreement. At any time when the Seller (as defined in the Stockholders Agreement) and its permitted transferees beneficially own less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission, change, addition or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our second amended and restated certificate of incorporation provides that at any time when the Seller and its permitted transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in our second amended and restated certificate of incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our second amended and restated bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding filling vacancies on the Board and newly created directorships; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The second amended and restated certificate of incorporation and the amended and restated bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the amended and restated bylaws or the second amended and restated certificate of incorporation (as it may be amended and/or restated from time to time) or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine. Subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. In addition, the foregoing provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

The second amended and restated certificate of incorporation includes an explicit waiver regarding corporate opportunities will be granted to certain “exempted persons” (including Topco, Sponsor and their respective affiliates, successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who will serve as our directors). Such “exempted persons” will not include us or any of our subsidiaries or their respective officers or employees and such waiver will not apply to any corporate opportunity that is expressly offered to one of our directors in his or her capacity as such (in which such opportunity we do not renounce an interest or expectancy). The second amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the exempted persons will not be liable for any breach of fiduciary duty solely by reason of the fact that such person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another person.

Limitations on Liability and Indemnification of Directors and Officers

The second amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and the amended and restated bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.11 and is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report relating to the financial statements and supplementary data of the Company and Conyers Park, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report relating to the financial information of the Company and Conyers Park, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Report relating to the change in Conyers Park’s certifying accountant, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Senior Secured Credit Facilities

In connection with the consummation of the Transaction, Advantage Sales & Marketing Inc., an indirect wholly-owned subsidiary of the Company entered into (i) a new senior secured asset-based revolving credit facility in an aggregate principal amount of up to $400.0 million, subject to borrowing base capacity (the “New Revolving Credit Facility”) and (ii) a new secured first lien term loan credit facility in an aggregate principal amount of $1.325 billion (the “New Term Loan Facility” and together with the New Revolving Credit Facility, the “New Senior Secured Credit Facilities”).

New Revolving Credit Facility

Our New Revolving Credit Facility provides for revolving loans and letters of credit in an aggregate amount of up to $400.0 million, subject to borrowing base capacity. Letters of credit are limited to the lesser of (a) $150.0 million and (b) the aggregate unused amount of commitments under our New Revolving Credit Facility then in effect. Loans under our New Revolving Credit Facility may be denominated in either U.S. dollars or Canadian dollars. Bank of America, N.A., will act as administrative agent and ABL Collateral Agent. Our New Revolving Credit Facility matures five years after the date we enter into our New Revolving Credit Facility. We may use borrowings under our New Revolving Credit Facility to fund working capital and for other general corporate purposes, including permitted acquisitions and other investments.

Borrowings under our New Revolving Credit Facility are limited by borrowing base calculations based on the sum of specified percentages of eligible accounts receivable plus specified percentages of qualified cash, minus the amount of any applicable reserves. Borrowings will bear interest at a floating rate, which can be either an adjusted Eurodollar rate plus an applicable margin or, at our option, a base rate plus an applicable margin. The applicable margins for the New Revolving Credit Facility are 2.00%, 2.25% or 2.50%, with respect to Eurodollar rate borrowings and 1.00%, 1.25% or 1.50%, with respect to base rate borrowings, in each case depending on average excess availability under the New Revolving Credit Facility. Our ability to draw under our New Revolving Credit Facility or issue letters of credit thereunder will be conditioned upon, among other things, our delivery of prior written notice of a borrowing or issuance, as applicable, our ability to reaffirm the representations and warranties contained in the credit agreement governing our New Revolving Credit Facility and the absence of any default or event of default thereunder.

Our obligations under our New Revolving Credit Facility are guaranteed by Karman Intermediate Corp. (“Holdings”) and all of the Company’s direct and indirect wholly owned material U.S. subsidiaries (subject to certain permitted exceptions) and Canadian subsidiaries (subject to certain permitted exceptions, including exceptions based on immateriality thresholders of aggregate assets and revenues of Canadian subsidiaries) (the “Guarantors”). Our New Revolving Credit Facility is secured by a lien on substantially all of Holdings’, the Company’s and the Guarantors’ assets (subject to certain permitted exceptions). Our New Revolving Credit Facility has a first-priority lien on the current asset collateral and a second-priority lien on security interests in the fixed asset collateral (second in priority to the liens securing the Senior Secured Notes and our New Term Loan Facility discussed below), in each case, subject to other permitted liens.

The following fees will be applicable under our New Revolving Credit Facility: (i) an unused line fee of 0.375% or 0.250% per annum of the unused portion of our New Revolving Credit Facility, depending on average excess availability under the New Revolving Credit Facility; (ii) a letter of credit participation fee on the aggregate stated amount of each letter of credit equal to the applicable margin for adjusted Eurodollar rate loans, as applicable; and (iii) certain other customary fees and expenses of the lenders and agents thereunder.

Our New Revolving Credit Facility contains customary covenants, including, but not limited to, restrictions on our ability and that of our subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets, optionally prepay or modify terms of any junior indebtedness, enter into transactions with affiliates or change our line of business. Our New Revolving Credit Facility will require the maintenance of a fixed charge coverage ratio (as set forth in the credit agreement governing our New Revolving Credit Facility) of 1.00 to 1.00 at the end of each fiscal quarter when excess availability is less than the greater of $25 million and 10% of the lesser of the borrowing base and maximum borrowing capacity. Such fixed charge coverage ratio will be tested at the end of each quarter until such time as excess availability exceeds the level set forth above.

Our New Revolving Credit Facility provides that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy, insolvency, corporate arrangement, winding-up, liquidation or similar proceedings, material money judgments, material pension-plan events, certain change of control events and other customary events of default.

New Term Loan Facility

The New Term Loan Facility consists of a term loan facility denominated in US dollars in an aggregate principal amount of $1,325 million. Borrowings under our New Term Loan Facility amortize in equal quarterly installments in an amount equal to 1.00% per annum of the principal amount. Borrowings will bear interest at a floating rate, which can be either an adjusted Eurodollar rate plus an applicable margin or, at our option, a base rate plus an applicable margin. The applicable margins for the New Term Loan Facility 5.25%, with respect to Eurodollar rate borrowings and 4.25%, with respect to base rate borrowings.

We may voluntarily prepay loans or reduce commitments under our New Term Loan Facility, in whole or in part, subject to minimum amounts, with prior notice but without premium or penalty (other than a 1.00% premium on any prepayment in connection with a repricing transaction prior to the date that is twelve months after the date we entered into our New Term Loan Facility).

We will be required to prepay our New Term Loan Facility with 100% of the net cash proceeds of certain asset sales (such percentage subject to reduction based on the achievement of specific first lien net leverage ratios) and subject to certain reinvestment rights, 100% of the net cash proceeds of certain debt issuances and 50% of excess cash flow (such percentage subject to reduction based on the achievement of specific first lien net leverage ratios).

Our obligations under our New Term Loan Facility are guaranteed by Holdings and the Guarantors. Our New Term Loan Facility is secured by a lien on substantially all of Holdings’, the Company’s and the Guarantors’ assets (subject to certain permitted exceptions). Our New Term Loan Facility has a first-priority lien on the fixed asset collateral (equal in priority with the liens securing the Senior Secured Notes) and a second-priority lien on security interests in the current asset collateral (second in priority to the liens securing the New Revolving Credit Facility), in each case, subject to other permitted liens.

Our New Term Loan Facility contains certain customary negative covenants, including, but not limited to, restrictions on our ability and that of our restricted subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, pay dividends or make other restricted payments, sell or otherwise transfer assets or enter into transactions with affiliates.

Our New Term Loan Facility provides that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated. Such events of default will include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy, insolvency, corporate arrangement, winding-up, liquidation or similar proceedings, material money judgments, change of control and other customary events of default.

The foregoing descriptions of the New Revolving Credit Facility and the New Term Loan Facility are qualified in their entirety by the copies of the credit agreement related thereto, which are filed as Exhibit 10.13 and Exhibit 10.14, respectively, to this Report and incorporated herein by reference.

Notes

In connection with the Closing, Finco issued $775 million aggregate principal amount of 6.50% Senior Secured Notes due 2028 (the “Notes”). Substantially concurrently with the Closing, Finco merged with and into ASM (the “Issuer”), with the Issuer continuing as the surviving entity and assuming the obligations of Finco. The Notes were sold to BofA Securities, Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Apollo Global Securities, LLC. The Notes were resold to certain non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 100% of their principal amount. The terms of the Notes are governed by an Indenture, dated as of October 28, 2020, among Finco, the Issuer, the guarantors named therein (the “Notes Guarantors”) and Wilmington Trust, National Association, as trustee and collateral agent (the “Indenture”). The following summary is not a complete description of all of the terms of the Indenture or the Notes and is qualified in its entirety by the copy of the Indenture which is attached as Exhibit 4.4 and incorporated herein by reference.

Interest and maturity. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 at a rate of 6.50% per annum, commencing on May 15, 2021. The Notes will mature on November 15, 2028.

Guarantees. The Notes are guaranteed by Holdings and each of the Issuer’s direct and indirect wholly owned material U.S. subsidiaries (subject to certain permitted exceptions) and Canadian subsidiaries (subject to certain permitted exceptions, including exceptions based on immateriality thresholders of aggregate assets and revenues of Canadian subsidiaries) that is a borrower or guarantor under the New Term Loan Facility.

Security and Ranking. The Notes and the related guarantees are the general, senior secured obligations of the Issuer and the Notes Guarantors, are secured on a first-priority pari passu basis by security interests on the fixed asset collateral (equal in priority with liens securing the New Term Loan Facility), and are secured on a second-priority basis in the current asset collateral (second in priority to the liens securing the New Revolving Credit Facility and equal in priority with liens securing the New Term Loan Facility), in each case, subject to certain limitations and exceptions and permitted liens.

The Notes and related guarantees rank (i) equally in right of payment with all of the Issuer’s and the Guarantors’ senior indebtedness, without giving effect to collateral arrangements (including the New Senior Secured Credit Facilities) and effectively equal to all of the Issuer’s and the Guarantors’ senior indebtedness secured on the same priority basis as the Notes, including the New Term Loan Facility, (ii) effectively subordinated to any of the Issuer’s and the Guarantors’ indebtedness that is secured by assets that do not constitute Collateral for the Notes to the extent of the value of the assets securing such indebtedness and to indebtedness that is secured by a senior-priority lien, including the New Revolving Credit Facility to the extent of the value of the current asset collateral and (iii) structurally subordinated to the liabilities of the Issuer’s non-Guarantor subsidiaries.

Optional redemption for the Notes. The Notes are redeemable on or after November 15, 2023 at the applicable redemption prices specified in the Indenture plus accrued and unpaid interest. The Notes may also be redeemed at any time prior to November 15, 2023 at a redemption price equal to 100% of the aggregate principal amount of such Notes to be redeemed plus a “make-whole” premium, plus accrued and unpaid interest. In addition, the Issuer may redeem up to 40% of the aggregate principal amount of Notes before November 15, 2023 with an amount not to exceed the net cash proceeds of certain equity offerings. Furthermore, prior to November 15, 2023 the Issuer may redeem during each calendar year up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103% of the aggregate principal amount of such Notes to be redeemed, plus accrued and unpaid interest. If the Issuer or its restricted subsidiaries sell certain of their respective assets or experience specific kinds of changes of control, subject to certain exceptions, the Issuer must offer to purchase the Notes at par. In connection with any offer to purchase all Notes, if holders of no less than 90% of the aggregate principal amount of Notes validly tender their Notes, the Issuer is entitled to redeem any remaining Notes at the price offered to each holder.

Restrictive covenants. The Notes are subject to covenants that, among other things limit the Issuer’s ability and its restricted subsidiaries’ ability to: incur additional indebtedness or guarantee indebtedness; pay dividends or make other distributions in respect of, or repurchase or redeem, the Issuer’s or a parent entity’s capital stock; prepay, redeem or repurchase certain indebtedness; issue certain preferred stock or similar equity securities; make loans and investments; sell or otherwise dispose of assets; incur liens; enter into transactions with affiliates; enter into agreements restricting the Issuer’s subsidiaries’ ability to pay dividends; and consolidate, merge or sell all or substantially all of the Issuer’s assets. Most of these covenants will be suspended for so long as the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and S&P Global Ratings and so long as no default or event of default under the Indenture has occurred and is continuing.

Events of default. The following constitute events of default under the Notes, among others: default in the payment of interest; default in the payment of principal; failure to comply with covenants; failure to pay other indebtedness after final maturity or acceleration of other indebtedness exceeding a specified amount; certain events of bankruptcy; failure to pay a judgment for payment of money exceeding a specified aggregate amount; voidance of subsidiary guarantees; failure of any material provision of any security document or intercreditor agreement to be in full force and effect; and lack of perfection of liens on a material portion of the Collateral, in each case subject to applicable grace periods.

Use of proceeds. The Issuer intends to use the net proceeds from the issuance of Notes, borrowings under the New Senior Secured Credit Facilities, the net proceeds from the PIPE Investment and the cash balance then existing in Conyers Park’s trust account, to fund the repayment of the Company’s previous senior secured credit facilities and to pay fees and expenses related to the Transactions.

Item 3.02.	Unregistered Sales of Equity Securities.

At the Closing, the Company (i) issued (a) 203,750,000 shares of Conyers Park Class A common stock plus (b) 5,000,000 shares of Conyers Park Class A common stock, which will remain subject to forfeiture unless and until vesting upon the achievement of a market performance condition described further in the Proxy Statement, and (ii) consummated the PIPE Investment and issued 85,540,000 shares of its Class A common stock for aggregate gross proceeds of $855.4 million. Additionally, the 11,250,000 shares of Conyers Park Class B common stock, par value $0.0001 per share, held by the Sponsor automatically converted to shares of Class A common stock.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure described in the Proxy Statement in the Section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 110 thereof, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report.

After giving effect to the Transactions, the redemption of public shares as described above and the consummation of the PIPE Investment, there are currently 318,425,182 shares of the Company’s Class A common stock issued and outstanding. Together, Topco and the Advantage Sponsors beneficially own approximately 75.0% of the outstanding shares of Class A common stock of the Company.

Holders of uncertificated shares of Conyers Park’s Class A common stock immediately prior to the business combination have continued as holders of uncertificated shares of Advantage’s Class A common stock.

Holders of Conyers Park’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that Advantage is the successor to Conyers Park.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, the following people were appointed as directors of the Company:

Class I directors: Cameron Breitner, Timothy Flynn, Brian K. Ratzan, Ronald Blaylock and Virginie Costa;

Class II directors: Ryan Cotton, James M. Kilts, Beverly Chase and Elizabeth Munoz; and

Class III directors: Tiffany Han, Jon Sokoloff, David J. West and Tanya Domier.

Effective as of the Closing, the executive officers of the Company are:

Tanya Domier, Chief Executive Officer;

Brian Stevens, Chief Financial Officer and Chief Operating Officer; and

Jill Griffin, President and Chief Commercial Officer.

Reference is made to the disclosure described in the Proxy Statement in the Sections entitled “Proposal No. 1—The Business Combination Proposal” and “Management After the Business Combination” beginning on pages 110 and 208 thereof, respectively, for biographical information about each of the directors and officers following the Merger, which is incorporated herein by reference.

Reference is made to the Proxy Statement Section entitled “Certain Relationships and Related Person Transactions” beginning on page 310 thereof for a description of certain transactions between the Company and certain of its directors and officers, which is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Merger, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement in the sections entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 110 thereof, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 and Item 5.07 to this Report.

Item 8.01. Other Events.

On October 28, 2020, the parties issued a joint press release announcing the completion of the Merger, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of Businesses Acquired.

Advantage’s consolidated statement of income and comprehensive income data and consolidated statement of cash flows data for the years ended December 31, 2017, 2018 and 2019 and the consolidated balance sheet data as of December 31, 2018 and 2019, and the related notes to the financial statements, are set forth in the Proxy Statement beginning on page F-37 and incorporated herein by reference. Advantage’s unaudited consolidated statement of income and comprehensive income data and consolidated statement of cash flows data for the six months ended June 30, 2019 and 2020 and the consolidated balance sheet data as of June 30, 2020, and the notes related thereto, are set forth in the Proxy Statement beginning on page F-91 and incorporated herein by reference.

Conyers Park’s audited balance sheet as of December 31, 2019, the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 2, 2019 (inception) through December 31, 2019 and the related notes are set forth in the Proxy Statement beginning on page F-3 and incorporated herein by reference. Conyers Park’s unaudited condensed balance sheet as of June 30, 2020, the related unaudited condensed statements of operations and changes in stockholder’s equity for the three and six months ended June 30, 2020 and unaudited condensed statement of cash flows for the six months ended June 30, 2020 and the related notes are set forth in the Proxy Statement beginning on page F-20 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of June 30, 2020 and for the six months ended June 30, 2020 and for the year ended December 31, 2019, is filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

2.1†	Agreement and Plan of Merger, dated as of September 7, 2020, by and among Conyers Park II Acquisition Corp., CP II Merger Sub, Inc., Advantage Solutions Inc., and Karman Topco L.P.	8-K	001-38990	2.1	September 8, 2020

3.1	Second Amended and Restated Certificate of Incorporation of Advantage Solutions Inc.

3.2	Second Amended and Restated Bylaws of Advantage Solutions Inc.

4.1	Specimen Common Stock Certificate

4.2	Warrant Agreement, dated July 22, 2019, between Conyers Park II Acquisition Corp. and Continental Stock Transfer & Trust Company	8-K	001-38990	4.1	July 22, 2019

4.3	Specimen Warrant Certificate (included in Exhibit 4.2)

4.4	Indenture, dated as of October 28, 2020, among Advantage Solutions FinCo LLC, Advantage Sales & Marketing Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent

4.5	Form of 6.50% Senior Secured Notes due 2028 (included in Exhibit 4.4)

10.1	Sponsor Agreement, dated as of September 7, 2020, by and among Conyers Park II Sponsor LLC, the other holders of Acquiror Class B Common Stock set forth therein, Conyers Park II Acquisition Corp., and Advantage Solutions Inc.	8-K	001-38990	10.1	September 8, 2020

10.2	Amended and Restated Stockholders Agreement, dated as of October 27, 2020, by and among Conyers Park II Acquisition Corp., Karman Topco L.P., CVC ASM Holdco, L.P., the entities identified on the signature pages thereto under the heading “LGP Stockholders”, BC Eagle Holdings, L.P., and Conyers Park II Sponsor LLC

10.3	Registration Rights Agreement, dated as of September 7, 2020 by and between Karman Topco L.P., Karman II Coinvest LP, Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC, LGP Associates VI-B LLC, CVC ASM Holdco, LP, JCP ASM Holdco, L.P., Karman Coinvest L.P., Centerview Capital, L.P., Centerview Employees, L.P., BC Eagle Holdings, L.P. and Yonghui Investment Limited, Conyers Park II Sponsor LLC and the other holders of Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Holdings listed on the schedule thereto as Contributing Investors.

10.4	Form of Investor Subscription Agreement	8-K	001-38990	10.4	September 8, 2020

10.5	Form of Sponsor Subscription Agreement	8-K	001-38990	10.5	September 8, 2020

10.6#	Advantage Solutions Inc. 2020 Incentive Plan

10.6(a)#	Form of Stock Option Award Grant Notice and Agreement under the Advantage Solutions Inc. 2020 Incentive Plan

10.6(b)#	Form of Restricted Stock Award Grant Notice and Agreement under the Advantage Solutions Inc. 2020 Incentive Plan

10.7#	Advantage Solutions Inc. 2020 Employee Stock Purchase Plan

10.8#	Amended and Restated Employment Agreement, dated December 17, 2010, by and between Tanya Domier and Advantage Sales & Marketing LLC

10.8(a)#	Amendment No. 1 to Amended and Restated Employment Agreement, dated October 1, 2013, by and between Tanya Domier and Advantage Sales & Marketing LLC

10.8(b)#	Amendment No. 2 to Amended and Restated Employment Agreement, dated October 1, 2014, by and between Tanya Domier and Advantage Sales & Marketing LLC

10.8(c)#	Amendment No. 3 to Amended and Restated Employment Agreement, dated June 11, 2020, by and between Tanya Domier and Advantage Sales & Marketing LLC

10.9#	Second Amended and Restated Employment Agreement, dated September 3, 2019, by and between Brian Stevens and Advantage Sales & Marketing LLC

10.10#	Amended and Restated Employment Agreement, dated September 3, 2019, by and between Jill Griffin and Advantage Sales & Marketing LLC

10.11#	Form of Indemnification Agreement

10.12#	Form of Letter Agreement Regarding Management Incentive Plan Payments Acceleration

10.13#	Letter Agreement, dated November 1, 2020, by and between Tanya Domier and ASI Intermediate Corp.

10.14	Eighth Amended and Restated Agreement of Limited Partnership for Karman Topco L.P., dated as of September 7, 2020

10.15	ABL Revolving Credit Agreement, dated October 28, 2020, by and among Advantage Sales & Marketing Inc., as Borrower, Karman Intermediate Corp., Bank of America, N.A., as Administrative Agent and Collateral Agent, and the lender parties thereto.

10.16	First Lien Credit Agreement, dated October 28, 2020, by and among Advantage Sales & Marketing Inc., as Borrower, Karman Intermediate Corp., Bank of America, N.A., as Administrative Agent and Collateral Agent, and the lender parties thereto.

14.1	Code of Business Conduct and Ethics of Advantage Solutions Inc. dated October 28, 2020

16.1	Letter from WithumSmith+Brown, PC, dated October 28, 2020

21.1	List of Subsidiaries

99.1	Press release, dated October 28, 2020

99.2	Unaudited pro forma condensed combined financial information

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2020

ADVANTAGE SOLUTIONS INC.

By:	/s/ Brian Stevens
Brian Stevens
Chief Financial Officer and Chief Operating Officer